                                                                     EXHIBIT 1.1

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                             UNITED AIR LINES, INC.
                            (a Delaware corporation)



                       ___% Series A Debentures due 2004
                       ___% Series B Debentures due 2014



                               PURCHASE AGREEMENT
                               ------------------



Dated:  ________________, 1994


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

                             UNITED AIR LINES, INC.

                       ___% Series A Debentures due 2004
                       ___% Series B Debentures due 2014



                               PURCHASE AGREEMENT
                               ------------------



                              _____________, 1994


MERRILL LYNCH & CO.
  /Merrill Lynch, Pierce, Fenner & Smith Incorporated/
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC

   As Representatives of the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1209


          United Air Lines, Inc., a Delaware corporation (the "Company"), may issue and sell its debentures (the "Debentures") under the Registration Statement referred to below. The Debentures will be issued under an Indenture dated as of July 1, 1991 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"). The Debentures are more fully described in the Prospectus referred to below.

   The Company hereby proposes to issue and sell to the underwriters named in
Schedule I, for whom you are acting as representatives, $_______ principal amount of its ___% Series A Debentures due 2004 (the "Series A Debentures") and $_______ principal amount of its ___% Series B Debentures due 2014 (the "Series B Debentures", collectively with the Series A Debentures, the "Offered Securities").

          As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriters in Schedule I. The Offered Securities are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule I hereto opposite the name of such Underwriter.

          You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Offered Securities and that you have been authorized by the other Underwriters to execute this Agreement and the Price Determination Agreement referred to below on their behalf.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration
No. 33-     ) relating to the Debentures (including the Offered Securities), including a prospectus and preliminary prospectus supplement, and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting certain additional terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of equity securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

          Section 1.  REPRESENTATIONS AND WARRANTIES.  (a)  The Company
                      ------------------------------
represents and warrants to and agrees with each Underwriter that:

            (i) On the original effective date of the Registration Statement and on the effective date of the most recent post-effective amendment thereto, if any, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and at the Closing Time (as defined below), the Registration Statement, and any amendments thereof, and the Prospectus, and any amendments thereof and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, and none of such documents includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company
                                            --------  -------
     makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, through you, expressly for use in the Registration Statement or the Prospectus. At the Closing Time, the Designated Indenture (as defined below) will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

            (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, at the time they were filed or last amended with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with other information in the Prospectus, do not and will not, on the date hereof and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (iii) Arthur Andersen & Co., who are reporting upon the audited financial statements and the financial statement schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iv) This Agreement has been duly authorized, executed and delivered by the Company.

            (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows and changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The "forward looking statements" (as such term is defined in Rule 175 of the Commission) comprising a part of the Prospectus have been made on a reasonable basis and in good faith.

            (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

            (vii) The Company is an "air carrier" and a "citizen of the United States" within the meaning of the Federal Aviation Act of 1958, as amended, and is "an air carrier operating under a certificate of convenience and necessity issued by the Department of Transportation" within the meaning of 11 U.S.C. (S) 1110. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by UAL Corporation ("UAL"), directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

            (viii) The Indenture, each supplement thereto to the date hereof and the supplement thereto or board resolution or officers' certificate setting forth the terms of the Offered Securities (the Indenture, as so supplemented by such supplement or supplements or board resolution or officers' certificate, being herein referred to as the "Designated Indenture"), have been duly authorized by the Company. The Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Designated Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Designated Indenture conforms in all material respects to the description thereof contained in the Prospectus.

            (ix) When executed, authenticated, issued and delivered in the manner provided for in the Designated Indenture and sold and paid for as provided herein, the Offered Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Offered Securities will conform in all material respects to the description thereof contained in the Prospectus.

            (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or
     (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise.

            (xi) Neither the Company nor UAL is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

            (xii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or UAL that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the

     Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Deposit Agreement and in the Registration Statement; the aggregate of all pending legal or governmental proceedings that are not disclosed in the Prospectus to which the Company or UAL is a party or which affect any of their respective properties, including ordinary routine litigation incidental to their business, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

            (xiii) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

            (xiv) The execution and delivery by the Company of this Agreement and the Designated Indenture, the consummation by the Company of all the transactions contemplated herein and therein and in the Registration Statement, the compliance by the Company with the terms hereof and thereof, and the issuance, sale and delivery of the Offered Securities, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or UAL, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or UAL under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or UAL is a party or by which either may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or UAL or any of their respective properties.

            (xv) The Securities conform as to legal matters in all material respects to the description thereof contained in the Prospectus.

            (xvi) All of the outstanding shares of capital stock of the Company have been and all the shares of capital stock of the Company outstanding immediately after the consummation of the Recapitalization (as defined in the Prospectus) will be duly authorized and validly issued, and are or will be, as the case may be, fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock was issued in violation of the preemptive rights of any stockholder of the Company. All corporate action required to be taken for the sale of the Offered Securities has been validly and sufficiently taken.

            (xvii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states and of any foreign country or jurisdiction and the rules of any exchange on which the Offered Securities may be listed), is required for the sale of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement and in the Registration Statement.

            (xviii) The Indenture has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and binding obligation of the Company; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

            (xix) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization".

            (xx) Contributions made by the Company or any of its affiliates to the UAL Corporation Employee Stock Ownership Plan (the "ESOP") and, assuming that the Company has sufficient "earnings and profits" (within the meaning of Section 316 of the Internal Revenue Code of 1986, as amended (the "Code")), dividends paid on the shares of ESOP Preferred Stock (as defined in the Prospectus) acquired by the ESOP in the first ESOP Tranche (as defined in the Prospectus) or any subsequent ESOP Tranche that are used to pay principal or interest on the initial ESOP promissory note or any subsequent promissory note will be deductible under Section 404 of the Code.

            (xxi) None of the transactions described in the Proxy Statement/Joint Prospectus dated ____, 1994, incorporated by reference in the Prospectus, under the heading "The Plan of Recapitalization - - Establishment of ESOPs" will constitute a material violation of or result in any material liability under the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               [Additional representations and warranties to be agreed upon, including certain relating to ESOP matters.]

          (b) Any certificate signed by any officer of the Company or any subsidiary and delivered to you or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (c) The Company has complied and, until the distribution of the Offered Securities is completed, will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

          Section 2.  PURCHASE AND SALE.  (a)  On the basis of the
                      -----------------
representations and warranties herein contained (except as may be otherwise specified in Schedule II) and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I.

          (b) Payment of the purchase price for, and delivery of the Offered Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. on the date as shall be agreed upon by the Company and the Underwriters, or as shall otherwise be provided in
Section 10 (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, against delivery to you for the respective accounts of the several Underwriters of the Receipts for the Offered Securities to be purchased by them. In the event that the Offered Securities are delivered to you on the scheduled closing date but after the deadline established by the Depository Trust Company for crediting the Offered Securities to the accounts of the several Underwriters, the Company shall pay to you the cost of funds incurred by you.

          (c) The Offered Securities shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. The Offered Securities will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

            Section 3.  CERTAIN COVENANTS OF THE COMPANY.  The Company covenants
                        --------------------------------
with each Underwriter as follows:

          (a) If reasonably requested by you in connection with the offering of the Offered Securities, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate, and, immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulation and that sets forth the amount of the Offered Securities and their terms, the name of each Underwriter participating in the offering and the amount of the Offered Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, any initial public offering price and any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

          (b) If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and furnish you such number of copies as you may reasonably request. If agreed by you, such updating may be done by means of the filing of one or more documents under the 1934 Act which are incorporated by reference in the Prospectus.

          (c) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

          (d) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably object; provided that the requirements of this paragraph shall not apply to
             --------
     the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K so long as the Company shall furnish you and your counsel with copies of such documents on or prior to the date of filing thereof with the Commission.

          (e) During the period when a prospectus is required by the 1933 Act to be delivered in connection with the sales of the Offered Securities, the Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (f) The Company has furnished or will furnish to you three signed and as many conformed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein pursuant to
     Item 12 of Form S-3 under the 1933 Act (through the end of the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities) and one signed and as many conformed copies of all consents and certificates of experts, as you may reasonably request, and if requested by your has furnished or will furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (g) The Company will deliver to each Underwriter without charge, from time to time, as many copies of each preliminary prospectus or prospectus supplement as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.

          (h) The Company will use its best efforts, in cooperation with you, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for so long as required for the distribution of such Offered Securities; provided,
                                                               --------
     however, that the Company shall not be obligated to file any general
     -------
     consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will use its reasonable efforts to file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Offered Securities for investment under the laws of such jurisdictions as you may reasonably request.

          (i) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days if the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and any post-effective amendment thereof but not later than the first day of the Company's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

          (j) The Company will use its reasonable best efforts to cause the Offered Securities to be duly authorized for listing on the New York Stock Exchange and to be registered under the 1934 Act.

          (k) For a period of five years after the Closing Time, the Company will make available upon request to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company or United to holders of Offered Securities or to their security holders generally.

          (l) Between the date hereof and [90] days after the Closing Time, the Company will not without the prior written consent of Merrill Lynch, Pierce, Fenner

     & Smith, Incorporated directly or indirectly, offer, sell or enter into any agreement to sell any securities other than the Offered Securities and the securities to be offered as part of the Recapitalization as described in the Prospectus.

          (m) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under the caption "Use of Proceeds". In the event that the net proceeds from the sale of the Offered Securities are not immediately distributed to the holders of the Old Shares (as defined in the Prospectus), the Company shall deposit such proceeds with ___________ to be held in trust for and subsequently distributed to the holders of the Old Shares.

          Section 4.  PAYMENT OF EXPENSES.  The Company will pay and bear all
                      -------------------
costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement, as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation and printing of this Agreement, the Designated Indenture, the Offered Securities, the Blue Sky Survey and the legal investment survey, (c) the delivery of the Offered Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Offered Securities under the applicable securities laws in accordance with
Section 3(g) including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and the legal investment survey, (f) any fees charged by rating agencies for rating the Offered Securities, (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Designated Indenture and the Offered Securities, and (h) the listing of Offered Securities on the New York Stock Exchange or any other exchange or exchanges.

          If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

          Section 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.  Except as
                      ---------------------------------------
provided in Schedule II, the obligations of the several Underwriters to purchase and pay for the Offered Securities that they have agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (b) At the Closing Time, you shall have received the following signed opinions of counsel, each dated as of the Closing Time, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters.

                 (i) An opinion of Skadden, Arps, Slate, Meagher & Flom as counsel for the Company, substantially to the effect set forth in Exhibit A hereto; and

                 (ii) An opinion of the General Counsel of the Company, substantially to the effect set forth in Exhibit B hereto.

          (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Section 5(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Offered Securities, this Agreement, the Indenture, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

          (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus,
     (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed and satisfied at or prior to the Closing Time and to the effective time of the Recapitalization and (vi) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Senior or Executive Vice President or the Treasurer, and the Senior Vice President - Finance of United, or other senior officers of the Company approved by you, dated as of the Closing Time, to such effect.

          (e) At the Closing Time, all conditions to the Recapitalization specified in the Amended and Restated Agreement and Plan of Recapitalization dated as of March 25, 1994, (the "Agreement and Plan of Recapitalization") among the Company, Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers shall have been satisfied. The transactions contemplated in the Agreement and Plan of Recapitalization shall have been duly authorized by the Company or UAL, as the case may be; all of the necessary consents to consummate such transactions shall have been obtained, except where the failure to obtain such consents would not have a material adverse effect on such transactions; there shall not be any violation on the part of the Company or UAL or its subsidiaries of any of the terms of such consents that could reasonably be expected to materially and adversely affect the consummation of such transactions; and there shall not be any pending or threatened legal or governmental proceedings with respect to any consents or the transactions contemplated in the Prospectus that could reasonably be expected to materially and adversely affect such transactions. The Company shall have provided to you and Shearman & Sterling as counsel for the Underwriters copies of all documents with respect to the consummation of such transactions and copies of such other documents as you or Shearman & Sterling may reasonably request.

          (f) UAL shall have sent, or given irrevocable instructions to First Chicago Trust Company of New York, as exchange agent, to send to shareholders of UAL an irrevocable notice of redemption of the Series E Redeemable Preferred Stock in exchange for the Proceeds Recapitalization Consideration (as defined in the Agreement and Plan of Recapitalization).

          (g) At the Closing Time, the Restated Certificate of Incorporation of UAL, in the proposed form previously furnished to you, shall have been duly filed with the Secretary of State of Delaware and with all other offices where such filing is required.

          (h)  UAL shall have issued, in accordance with the provisions of
     Section 1.6 of the Agreement and Plan of Recapitalization, the Initial Shares, one share of each of the Class Pilot MEC Preferred, Call IAM Preferred, Class P Voting Preferred, Class M Voting Preferred and Class S Voting Preferred, three shares of Class SAM Preferred and one share of the Class I Preferred to each of the initial Independent Directors (all as defined in the Agreement and Plan of Recapitalization).

          (i) You shall have received a solvency letter from American Appraisal Associates, Inc. addressed to the Board of Directors of UAL and to you, in substantially similar form to the letter set forth in Schedule 5.9 to the Agreement and Plan of Recapitalization.

          (j) You shall have received the letter or letters specified in Sections 1 and 2 of Schedule III at the date hereof and the letter specified in Section 3 of Schedule III at the Closing Time.

          (k) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given to the Company or UAL or any public notice given, in either case by a rating agency described below, of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or UAL's securities, including the Offered Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (l) The Company shall have furnished to you and counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions in this Agreement.

          (m) The Offered Securities shall have been duly authorized for listing by the New York Stock Exchange subject only to notice of issuance.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 6.  INDEMNIFICATION.  (a)  The Company agrees to indemnify and
                      ---------------
hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you except as otherwise specifically provided in Section 6(c)), arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you except as otherwise specifically provided in Section 6(c)), to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you except as otherwise specifically provided in Section 6(c)), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability,
- --------  -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including any preliminary prospectus or the Prospectus.

          The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Offered Securities that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Offered Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, provided that, if such indemnified party or parties reasonably determine that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party or parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then such indemnifying party or parties shall not be entitled to assume such defense. If the indemnifying party or parties are not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for the indemnifying party or parties shall be entitled to conduct the defense of such indemnifying party or parties and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          Section 7.  CONTRIBUTION.  In order to provide for just and equitable
                      ------------
contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount hereunder with respect to the offering of the Offered Securities bears to the initial public offering price of the Offered Securities, and the Company is responsible for the balance; provided, however, that no
                                                --------  -------
person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          Section 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                      -----------------------------------------------------
DELIVERY.  The representations, warranties, indemnities, agreements and other
- --------
statements of
the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person and will survive delivery of and payment for the Offered Securities.

          Section 9.  TERMINATION OF AGREEMENT.  (a)  You may terminate this
                      ------------------------
Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities or (iii) if trading in any securities of the Company or United has been suspended by the Commission, by the National Association of Securities Dealers, Inc., or on any exchange or generally in the over-the-counter market, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or
(iv) if a banking moratorium has been declared by federal, New York or Illinois authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

            (c)  This Agreement may also terminate pursuant to the provisions of
Section 5, with the effect stated in such Section.

          Section 10.  DEFAULT.  If one or more of the Underwriters shall fail
                       -------
at the Closing Time to purchase the Offered Securities that it or they are obligated to purchase (the "Defaulted Offered Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Offered Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate amount of Defaulted Offered Securities does not exceed 10% of the aggregate amount of the Offered Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that the respective aggregate principal amount of Offered Securities set forth opposite their names in Schedule I, or

          (b) if the aggregate amount of Defaulted Offered Securities exceeds 10% of the aggregate amount of the Offered Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

          Section 11.  NOTICES.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in Schedule I. Notices to the Company shall be directed to it by mail at United Air Lines, Inc., P.O. Box 66100, Chicago, Illinois 60666, attention of ____________________ , with a copy to UAL, at the same address, attention of Senior Vice President-Finance.

          Section 12.  PARTIES.  The agreement herein set forth is made solely
                       -------
for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Offered Securities. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

          Section 13.  GOVERNING LAW AND TIME.  This Agreement shall be governed
                       ----------------------
by the internal laws of the State of New York. Specified times of day refer to New York City time.

          Section 14.  COUNTERPARTS.  This Agreement may be executed in one or
                       ------------
more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.


                              --------------------


          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                                         Very truly yours,


                                         UNITED AIR LINES, INC.

                                         By:__________________________
                                           Name:
                                           Title:

Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH & CO
  /Merrill Lynch, Pierce, Fenner & Smith Incorporated/
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC.

  By:     MERRILL LYNCH & CO.
             /Merrill Lynch, Pierce, Fenner & Smith Incorporated/

     By _______________________________
        Name:
        Title:

              Investment Banking Group

For themselves and as Representatives
- -------------------------------------
of the other Underwriters named in Schedule I.
- ----------------------------------------------

                                   EXHIBIT A
                                   ---------

          (i) The Designated Indenture has been duly authorized, executed and delivered by the Company and has been qualified under the Trust Indenture Act (provided that in rendering such opinion, such counsel may state that they relied solely upon the oral advice of the staff of the Commission to the effect that the Designated Indenture has become qualified); the Offered Securities delivered on such Closing Date have been duly authorized by requisite corporate action on the part of the Company and the Designated Indenture (assuming due authorization, execution and delivery by the Trustee) and the Offered Securities constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law.

          (ii) The Offered Securities and the Designated Indenture conform as to legal matters in all material respects to the descriptions thereof in the Prospectus; the issuance of the Offered Securities is not subject to preemptive rights on the date hereof; and the Offered Securities have been duly executed, authenticated, issued and delivered.

          (iii) The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated. In rendering such opinion, in the event that no written order has been issued by the Commission, such counsel may state they relied solely on the oral advice of the staff of the Commission to the effect that the Registration Statement has become effective.

          (iv) The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Agreement, including each document incorporated by reference pursuant to Item 12 of Form S-3 when such incorporated document was filed or became effective, or if any such incorporated document was amended, when such amendment was filed or became effective, appear on their face to be appropriately responsive in all material respects to the 1933 Act and the 1933 Act Regulations and the Form T-1 appears on its face to be appropriately responsive in all material respects to the requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations), except that such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein.

          (v) The statements in the Prospectus under the caption "Description of Securities" and in the Prospectus Supplement under the caption "Description of Securities" insofar as they purport to summarize certain provisions of documents specifically referenced to therein, are in all material respects accurate summaries of such provisions.

          (vi) All of the outstanding shares of capital stock of the Company have been and all the shares of capital stock of the Company outstanding immediately after the consummation of the Recapitalization (as defined in the Prospectus) will be duly authorized and validly issued, and are or will be, as the case may be, fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock was issued in violation of the preemptive rights of any stockholder of the Company. All corporate action required to be taken for the sale of the Offered Securities has been validly and sufficiently taken.

          (vii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states and of any foreign country or jurisdiction and the rules of any exchange on which the Offered Securities may be listed), is required for the authorization, issuance, sale and delivery of the Offered Securities by the Company, or the consummation of the transactions contemplated by the Purchase Agreement.

            (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

            (viii) The Indenture has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and binding obligation of the Company; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

            (ix) The transactions contemplated in the Prospectus under the heading "The Recapitalization", have been duly authorized by the Company or UAL; all of the necessary consents to consummate such transactions have been obtained, except where the failure to obtain such consents would not have a material adverse effect on the consummation of the Recapitalization as described in the Prospectus; to the knowledge of such counsel, there has not been any violation on the part of the Company or UAL of any of the terms of such consents which violation would materially and adversely affect the consummation of the Recapitalization as described in the Prospectus; and there is no pending or, to the knowledge of such counsel, threatened legal or governmental proceedings with respect to any of the consents or the transactions contemplated in the Prospectus under the captions "The Recapitalization" and "Use of Proceeds" that, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the consummation of the Recapitalization as described in the Prospectus.

            (x) No facts have come to the attention of such counsel that have led them to believe that the ESOP Information (as defined below), as of the date of the Purchase Agreement and the date of such opinion, contained or contain an untrue statement of a material fact with respect to the Proposed Employee Transaction or omitted or omits to state a material fact necessary to make the statements therein with respect to the Proposed Employee Transaction, in light of the circumstances under which they were made, not misleading; it being understood, however, that such counsel need express no opinion or belief with respect to (i) any portion of the Prospectus other than the ESOP Information or (ii) the financial statements, schedules and other financial data (including financial projections and other forward looking financial data) included in or excluded from the ESOP Information.

          ESOP Information shall mean (a)(i) sections of the Annual Report on Form 10-K of United for the fiscal year ended December 31, 1993, filed on March 14, 1994 (the "United 10-K") entitled "Proposed Employee Investment Transaction" under Item 1 of the United 10-K, the last paragraph under "Employees-Labor Matters" under Item 1 of the United 10-K and "Proposed Employee Investment Transaction" under Item 7 of the United 10-K, (ii) sections of the Quarterly Report on Form 10-Q of United for the period ended March 31, 1994, and the corresponding sections of the Form 10-Q/A for the same period (together, the "United 10-Q"), entitled "Proposed Employee Investment Transaction" under Item 2 of the United 10-Q, the last paragraph under "Liquidity and Capital Resources" under Item 2 of the United 10-Q, and the third paragraph under "Results of Operations" under Item 2 of the United 10-Q, (iii) the Current Reports on Form 8-K of United dated February 3, 1994, March 25, 1994, and March 25, 1994 and [(iv) the Supplemental Disclosure,] which are incorporated by reference into the Prospectus, and
     (b) the information in the Prospectus appearing under the heading "The Recapitalization".

          "Proposed Employee Transaction" means a proposed transaction, in connection with UAL's Agreement and Plan of Recapitalization, dated as of March 25, 1994, as amended and restated as of May __, 1994, with the Air Line Pilots Association, International and the International Association of Machinists and Aerospace Workers, pursuant to which it is proposed that trusts for the benefit of certain employees of UAL will acquire a majority interest in UAL in exchange for wage concessions and work rule changes and the existing holders of common stock of UAL, pursuant to a reclassification of such stock, will retain in the aggregate a 45% equity interest in

     UAL (subject to reduction to 37%) and will also receive cash, debt and preferred stock.

          [ADDITIONAL OPINIONS AS TO ESOP MATTERS TO BE AGREED UPON]

          In addition, counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as set forth in paragraph (iii) above and have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that either the Registration Statement (including documents incorporated by reference therein pursuant to Item 12 of Form S-3) at the time such Registration Statement became effective, or if an amendment to the Registration Statement has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective, contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including documents incorporated by reference therein pursuant to Item 12 of Form S-3) or any amendment or supplement thereto, at the time the Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus was issued, on the date hereof or at the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus or with respect to the Form T-1.

                                   EXHIBIT B
                                   ---------


            (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under the Purchase Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

            (ii) The Company is an "air carrier" and a "citizen of the United States" within the meaning of the Federal Aviation Act of 1958, as amended, and is "an air carrier operating under a certificate of convenience and necessity issued by the "Department of Transportation" within the meaning of 11 U.S.C. (S) 1110. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by UAL, directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

            (iii) To such counsel's knowledge, there are no statutes or regulations, or any pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus that are not disclosed as required, nor any contracts or documents of a character required to be described or offered to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required, except that such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus.

            (iv) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate in all material respects and fairly summarize the information required to be shown.

            (v) To such counsel's knowledge, neither the Company nor UAL is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

            (vi) The execution and delivery by the Company of the Purchase Agreement and the Designated Indenture, the consummation by the Company and UAL of all the transactions contemplated herein, therein and in the Registration Statement under the captions "The Recapitalization" and "Use of Proceeds" in the Prospectus, the compliance by the Company with the terms of the Purchase Agreement and the Designated Indenture, and the issuance, sale and delivery of the Offered Securities have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or UAL, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or UAL under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or UAL is a party or by which either may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or UAL or any of their respective properties.

            (viii) The documents incorporated by reference in the Prospectus, as of the dates they were filed or last filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, except that such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference in the Prospectus.

          In addition, such counsel shall state that such counsel or lawyers on his staff have participated in the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein and nothing has come to such counsel's attention that leads him to believe that either the Registration Statement (including the documents incorporated by reference therein pursuant to Item 12 of Form S-3) at the time such Registration Statement became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the documents incorporated by reference therein pursuant to Item 12 of Form S-3) or any amendment or supplement thereto, at the time the Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus was issued, on the date hereof or at the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

                                   SCHEDULE I


                   To Purchase Agreement Dated ______________



                             UNITED AIR LINES, INC.

                       ___% Series A Debentures due 2004
                       ___% Series B Debentures due 2014


                                      Principal Amount      Principal Amount
                                      of ___% Series A      of  ___% Series B
Underwriters                          Debentures due 2004   Debentures due 2004
- ------------                          -------------------   -------------------

MERRILL LYNCH & CO.
     /Merrill Lynch, Pierve,
      Fenner & Smith Incorporated/
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC.


                    Total:

Notices to Underwriters:

     All notices hereunder to any Underwriter shall be addressed to it: c/o Merrill Lynch & Co., Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201.

                                  SCHEDULE II

                     To Purchase Agreement Dated __________


                             UNITED AIRLINES, INC.

                             [Title of Securities]


Principal amount to be issued:  $

Current ratings:

Interest rate:      , payable:

Date of maturity:

Initial public offering price:      % of the principal amount plus accrued
  interest from      (payable in next day funds).

Closing date, time and location:

Delayed delivery contracts:    [Authorized] [Not authorized]

     [Delivery date:

     Minimum principal amount per contract:

     Minimum aggregate principal amount:

     Maximum aggregate principal amount:

     Fee:      %]

                                  SCHEDULE III

                  To Purchase Agreement Dated _______________



           MATTERS TO BE COVERED BY LETTER OR LETTERS OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTS


          Arthur Andersen & Co. shall have furnished to you the following letter or letters (in each case in form and substance satisfactory to you):

          (1) At the date hereof, a letter dated as of such date (the "Initial Letter" to the effect that:

               (a) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

               (b) In their opinion, the audited consolidated financial statements and supporting schedules of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to registration statements on Form S-3.

               (c) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information appearing or incorporated by reference in the Registration Statement and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

          (2) At the date hereof, a letter or letters, if any, dated as of such date, each to the effect that:

               (a) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of:

                    (i) a reading of the minutes of all meetings of the
               stockholders and directors of the Company, United Air Lines, Inc., and its subsidiaries and the minutes of meetings of committees of the Boards of Directors of the Company and its subsidiaries from the date of the latest audited consolidated financial statements of the Company and its subsidiaries;

                    (ii) a reading of the unaudited consolidated financial
               statements of the Company and its subsidiaries included or incorporated by reference in the quarterly report on Form 10-Q for the quarter ended March 31, 1994:

                    (iii) inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters as to (A) whether the unaudited consolidated financial statements referred to in (ii) above comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations with respect to Form 10-Q and
               (B) whether such unaudited consolidated financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements referred to above; and

                    (iv) performing the procedures specified by the American
               Institute of Certified Public Accountants ("AICPA") for a review of interim financial information as described in SAS No. 71 [and SAS No. 72], Interim Financial Information, on the unaudited consolidated financial statements referred to in (ii) above;

     nothing came to their attention that caused them to believe that the unaudited consolidated financial statements included or incorporated by reference in such quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations with respect to Form 10-Q, or that such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of audited consolidated financial statements referred to above, except as disclosed in the notes to such unaudited consolidated financial statements.

          (b) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-Q and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

          (c) Such letter shall further state that they are unable to and do not express any opinion on the Pro Forma Consolidated Income Statements and Balance Sheets (the "Pro Forma Statements") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in such statements; however, for purposes of such letter they have:

                    (A)  read the Pro Forma Statements;

                    (B) performed the procedures specified by the AICPA for a review of pro forma financial information as described in [SAS No. 72], on the Pro Forma Statements;

                    (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements above comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                    (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and


     (3) At the Closing Time, a letter dated the Closing Time (the "Closing Letter"), to the effect that:

          (a) They reaffirm as of the date of the Closing Letter (and as though made on the date of the Closing Letter) all statements made in the Initial Letter, if any, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of the Closing Letter.

          (b)  On the basis of the inquiries and procedures referred to in
     Section 2(b) of Schedule III (but carried out to the specified date referred to in Section 3(a) of Schedule III), nothing came to their attention that caused them to believe that, from the date of the latest balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there was:

                    (i) any increase in consolidated long-term debt of the
               Company and its subsidiaries or any increase in the consolidated net current liabilities or decrease in consolidated common stockholder's equity of the Company and its subsidiaries;

                    (ii) any decreases from the date of such latest balance
               sheet to such specified date in consolidated revenues or net income of the Company and its subsidiaries, as compared with the corresponding period of the preceding year, except in all instances for changes or decreases that the Prospectus discloses have occurred or may occur or that are described in the Closing Letter [or that there was any change in the capital stock or long term debt of the Company and its Subsidiaries consolidated or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur.]

               (c) They are unable to and do not express any opinion on the Pro Forma Statements included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in such statements; however, for purposes of such letter they have:

                    (A)  read the Pro Forma Statements;

                    (B) performed the procedures specified by the AICPA for a review of pro forma financial information as described in [SAS No. 72], on the Pro Forma Statement;

                    (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements above comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                    (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and
          on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statements included in the Registration Statement do not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               (d) In addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and other financial information in the Registration Statement, the Prospectus and the exhibits to the Registration Statement or in the documents incorporated by reference in the Prospectus, which have previously been specified by you and which shall be specified in such letter and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with, the accounting and financial records of the Company.